Exhibit 99.1

News Release	Zep Inc.

1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Zep Inc. Reports Solid Fourth Quarter, Record Results for Fiscal Year 2012

•                  Results Driven by Significant Advancements in Diversification Strategy

•                  Fourth Quarter EPS of $0.33, up 83% Over Prior Year

•                  Fourth Quarter EBITDA of $15.6 million, up 46% Over Prior Year

•                  Full Year Results Deliver Record Sales, EBITDA and EPS

ATLANTA, October 11, 2012 (BUSINESS WIRE) — Zep Inc. (NYSE:ZEP), a leading producer and marketer of a wide range of cleaning and maintenance solutions, today reported financial results for the three- and twelve-month periods ended August 31, 2012.

•                  Revenue in the fourth fiscal quarter of 2012 was $171.7 million, a 1.2% decrease from the fourth quarter of fiscal year 2011.  In constant currency, revenue in the current quarter was essentially flat compared with the same year ago period.  For the 2012 fiscal year, revenue increased to a record $653.5 million, an increase of $7.6 million, or 1.2%, compared to revenue of $646.0 million reported for fiscal year 2011.  In constant currency, revenue grew 1.8% for fiscal year 2012.

•                  Net income reported for the fourth quarter of 2012 was $7.3 million, a 78.8% increase compared with net income of $4.1 million in the same period of fiscal year 2011.  Net income reported for fiscal year 2012 was a record $21.9 million, an increase of 25.9% compared with net income of $17.4 million reported for fiscal year 2011.

•                  Diluted earnings per share (EPS) reported for the fourth quarter of 2012 was $0.33, an 83.3% increase over reported EPS of $0.18 in the same period last year.  EPS reported for the 2012 fiscal year was a record $0.98, a 25.6% increase over EPS of $0.78 reported for fiscal year 2011.

•                  EBITDA (earnings before interest, taxes, depreciation and amortization expenses) for the fourth quarter of 2012 was $15.6 million, or 9.1% of sales, a 45.5% increase compared to the prior year period.  EBITDA for fiscal year 2012 was a record $53.7 million, or 8.2% of sales, an increase of 13.1% compared to $47.5 million in EBITDA reported for fiscal year 2011.

•                  Free cash flow (defined as net cash provided by operating activities less purchases of property, plant, and equipment and proceeds from sale of property, plant, and equipment) generated during the fourth quarter of 2012 was $1.6 million, compared with $21.4 million of cash generated in the same period last year.  Free cash flow generated during fiscal year 2012 was $4.3 million, compared with a record $29.0 million of cash generated for fiscal year 2011.

“We have made tremendous strides during the last two years to expand our market access through acquisitions,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc.  “We are now in a much stronger position to capitalize on our disciplined multi-channel and brand approach, and to better serve our customers.”

Mr. Morgan continued, “We have expanded our business to channels that were not previously available to us.  Importantly, the investments we made in the market-facing capabilities of each of these channels resulted in organic growth for those platforms, and half of our top 20 customers are new customers of the Company within the past three years as a result of these investments.”

Sales in the fourth quarter of fiscal year 2012 benefited from acquisitions and successful pricing that were more than offset by a decline in organic sales and the negative effect of foreign exchange rates.  The Company reported that this year’s fourth quarter results reflect sales growth in Retail, vehicle wash and MRO distribution.  These gains were more than offset by declines in North American Sales and Service and Jan San distribution.

Sales in fiscal year 2012 benefitted from strong performance in the Company’s distribution and retail platforms that were offset in part by declines in North American Sales and Service.  Sales growth for the year reflects benefits from acquisitions and pricing, partially offset by overall organic sales decline and the negative effect of foreign exchange rates.  The Company reported that its fiscal year 2012 results reflect strong organic sales growth from its previous acquisitions.  Sales for fiscal year 2012 increased 8.7% in Retail and 3.8% growth in Distribution, which was offset by a 1.7% decline in Sales and Service, each as compared to prior year period.

Gross profit of $78.1 million for the fourth quarter of 2012 was $0.3 million higher than gross profit reported for fourth quarter of fiscal year 2011.  Gross profit as a percentage of sales for the fourth quarter of 2012 was 45.5%, an increase of 70 basis points compared with the same period last year, due to an improved relationship between selling prices and raw material costs and increased manufacturing productivity.  Compared to the immediately preceding third fiscal quarter of fiscal year 2012, gross profit as a percentage of sales declined 80 basis points primarily due to costs associated with a now resolved packaging quality issue that was isolated to one of the Company’s products as well as reduced labor and overhead absorption.

Gross profit of $301 million for fiscal year 2012 was $2.1 million lower than gross profit for the same period last year.  Gross profit as a percentage of sales for the 2012 fiscal year was 46.0%, a decline of 90 basis points compared with fiscal year 2011.  The decline was due to higher commodity costs and an increase in the percentage of sales made to customers through distribution and retail channels, or business mix.

A more detailed discussion of the Company’s long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via the Company’s website at www.zepinc.com.

Conference Call

The Company will host a conference call to discuss fourth quarter operating results on Thursday, October 11, 2012 at 8:30 a.m. ET.  The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at 253-237-1190, conference ID: 32950810.  A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal year 2012 net sales of $654 million, is a leading producer and marketer of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep Inc.’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products, as well as high performance products and professional grade chemical products for the automotive, fleet maintenance, industrial/MRO supply, institutional supply and motorcycle markets. We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Enforcer®, National Chemical™, Selig™, Misty®, Next Dimension™, Petro®, i-Chem®, TimeMist®, TimeWick™, MicrobeMax®, Country Vet®, Konk®, Niagara National™, Washtronics™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private labeled brands. Founded in 1937, some of Zep’s brands have been in existence since 1896. Zep Inc. is headquartered in Atlanta, Georgia. Visit our website at www.zepinc.com.

Investor Contact:	Media Contact:
Tony Mezza	Michael Ares
Zep Inc.	Fleishman-Hillard
404-603-7762	404-739-0133

# # #

Forward Looking Statements and use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include but are not limited to:  statements regarding growth and other benefits that we may realize as a result of executing our long-term initiatives.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  economic conditions in general;

•                  customer and supplier relationships and prices;

•                  competition;

•                  ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;

•                  market demand; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2011. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table of adjusted operating results, which includes non-GAAP financial information that is referenced in this press release, which includes EBITDA. This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. Moreover, this non-GAAP information may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial information included in this earnings release has been reconciled to the nearest GAAP measure in the tables at the end of this press release.

Zep Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except per-share data)

	August 31,
	2012	2011
Current Assets:
Cash and cash equivalents	$3,513	$7,219
Accounts receivable, less reserve for doubtful accounts of $3,595 and $4,515 at August 31, 2012 and 2011, respectively	93,522	95,681
Inventories	71,451	61,147
Prepayments and other current assets	22,333	9,896
Deferred income taxes	6,702	8,169
Total Current Assets	197,521	182,112

Property, Plant, and Equipment, at cost:
Land	5,680	4,535
Buildings and leasehold improvements	62,208	59,529
Machinery and equipment	114,310	100,029
Total Property, Plant, and Equipment	182,198	164,093
Less accumulated depreciation and amortization	101,277	96,225
Property, Plant, and Equipment, net	80,921	67,868
Other Assets:
Goodwill	84,604	84,418
Identifiable intangible assets	65,707	65,136
Deferred income taxes	979	1,020
Other long-term assets	5,555	3,215
Total Other Assets	156,845	153,789
Total Assets	$435,287	$403,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$15,000	$15,000
Accounts payable	53,461	56,821
Accrued compensation	17,334	18,161
Other accrued liabilities	27,947	27,482
Total Current Liabilities	113,742	117,464
Long-term debt, less current maturities	124,250	104,650
Deferred income taxes	8,574	6,224
Self-insurance reserves, less current portion	2,954	3,443
Other long-term liabilities	17,850	22,865

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 21,832,328 and 21,631,850 shares issued and outstanding at August 31, 2012 and August 31, 2011, respectively	218	216
Paid-in capital	97,481	92,925
Retained earnings	57,367	38,970
Accumulated other comprehensive income	12,851	17,012
Total Stockholders’ Equity	167,917	149,123
Total Liabilities and Stockholders’ Equity	$435,287	$403,769

Zep Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	Three Months Ended August 31,		Years Ended August 31,
	2012	2011	2012	2011

Net Sales	$171,695	$173,775	$653,533	$645,972
Cost of Products Sold	93,553	95,907	352,737	343,095
Gross Profit	78,142	77,868	300,796	302,877
Selling, Distribution, and Administrative Expenses	66,585	70,607	260,806	268,438
Restructuring Charges	—	—	—	1,469
Loss (Gain) on Disposal of Fixed Assets	500	—	500	(676)
Acquisition Costs	192	—	1,210	429
Operating Profit	10,865	7,261	38,280	33,217
Other Expense (Income):
Interest expense, net	1,350	1,501	5,493	6,562
(Gain) loss on foreign currency transactions	(45)	73	331	(95)
Bargain purchase gain from business combination	(1,482)	—	(2,095)	—
Miscellaneous expense (income), net	484	(82)	715	55
Total Other Expense	307	1,492	4,444	6,522
Income before Provision for Income Taxes	10,558	5,769	33,836	26,695
Provision for Income Taxes	3,284	1,700	11,927	9,294
Net Income	$7,274	$4,069	$21,909	$17,401

Earnings Per Share:
Basic Earnings per Share	$0.33	$0.19	$1.00	$0.80
Basic Weighted Average Number of Shares Outstanding	21,817	21,655	21,768	21,540
Diluted Earnings per Share	$0.33	$0.18	$0.98	$0.78
Diluted Weighted Average Number of Shares Outstanding	22,201	22,204	22,166	22,027
Dividends Declared per Share	$0.04	$0.04	$0.16	$0.16

Zep Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	YEARS ENDED August 31,
	2012	2011
Cash Provided by Operating Activities:
Net income	$21,909	$17,401
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	14,330	14,197
Loss (gain) on disposal of fixed assets	706	(504)
Excess tax benefits from share-based payments	5	(869)
Other non-cash charges	3,816	5,071
Changes in assets and liabilities:
Accounts receivable	2,097	4,240
Inventories	(9,141)	1,130
Deferred income taxes	3,509	3,943
Prepayments and other current assets	(55)	444
Accounts payable	(3,897)	590
Accrued compensation and other current liabilities	(1,673)	(8,315)
Self insurance reserves and other long-term liabilities	(5,271)	(561)
Other assets	(3,728)	234

Net Cash Provided by Operating Activities	22,607	37,001

Cash Used for Investing Activities:
Purchases of property, plant, and equipment	(18,356)	(8,904)
Acquisitions	(11,923)	(76,065)
Loan to Innovation Partner	(12,500)	—
Proceeds from sale of property, plant, and equipment	—	926

Net Cash Used for Investing Activities	(42,779)	(84,043)

Cash Provided by (Used for) Financing Activities:
Proceeds from revolving credit facilities	312,800	338,200
Repayment of borrowings from revolving credit facilities	(293,200)	(310,700)
Proceeds from Receivables Facility	—	—
Repayment of Receivables Facility	—	—
Stock issuances	738	1,899
Excess tax benefits from share-based payments	(5)	869
Dividend payments	(3,512)	(3,483)

Net Cash Provided by Financing Activities	16,821	26,785

Effect of Exchange Rate Changes on Cash	(355)	2,219

Net Change in Cash and Cash Equivalents	(3,706)	(18,038)
Cash and Cash Equivalents at Beginning of Period	7,219	25,257

Cash and Cash Equivalents at End of Period	$3,513	$7,219

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In thousands)

	Three Months Ended August 31,		Years Ended August 31,
	2012	2011	2012	2011

Reported (GAAP) Net Income	$7,274	$4,069	$21,909	$17,401

Interest expense, net	1,350	1,501	5,493	6,562
Provision for Income Taxes	3,284	1,700	11,927	9,294
Depreciation and Amortization	3,735	3,480	14,330	14,197

EBITDA	$15,643	$10,750	$53,659	$47,454